NEWS RELEASE

POPE RESOURCES REPORTS THIRD QUARTER 2019 RESULTS

POULSBO, WA, November 6, 2019 /PRNewswire/ - Pope Resources (NASDAQ:POPE) reported net loss attributable to unitholders of $579,000, or $0.15 per ownership unit, on consolidated revenue of $27.9 million, for Q3 2019. This compares to net income attributable to unitholders of $2.6 million, or $0.60 per ownership unit, on consolidated revenue of $28.0 million, for Q3 2018.

Consolidated cash provided by operations during Q3 2019 was $12.3 million compared to $11.6 million during Q3 2018.

Cash available for distribution (CAD)1 was $10.8 million during Q3 2019 compared to $5.0 million during Q3 2018.

“Log prices softened further in Q3 as ongoing trans-Pacific trade uncertainties coupled with flat domestic housing starts to generate muted demand - at the same time summer weather remained mild, thus conducive to log harvesting activities which increased supply,” said Tom Ringo, President and CEO. “Given these dynamics, we are pleased with the degree to which we front-loaded our annual harvest in 2019. From an operations standpoint, the most noteworthy Q3 news was the sale of the final 65 residential lots from our Harbor Hill project in Gig Harbor, Washington, for $12.0 million, a fitting capstone for a sales program that delivered 546 residential lots over a six-year time frame to merchant builders hungry for inventory in the booming Puget Sound marketplace.”

The following tables summarize key metrics for the quarters ended September 30, 2019, and 2018. Metrics presented on a look-through2 basis consist of the sum of the Partnership on a stand-alone basis plus the Partnership’s share of its three private equity timber funds, based on the Partnership’s percentage ownership interest in each fund, which ranges from 5% to 20%.

(in millions, except volume and price data)
	Q3 2019	Q3 2018
Volume (MMBF) - Partnership	9.2	15.3
Volume (MMBF) - Funds	16.7	18.9
Volume (MMBF) - Look-through [2]	11.5	17.3
Delivered log price ($/MBF) - Partnership	$555	$759
Delivered log price ($/MBF) - Funds	$565	$711
Delivered log price ($/MBF) - Look-through [2]	$559	$756
Revenue - Consolidated	$27.9	$28.0
Net income (loss) - Consolidated	($3.8)	$2.7
Net income (loss) attributable to unitholders	($0.6)	$2.6
Cash flow from operations - Consolidated	$12.3	$11.6
Cash available for distribution (CAD) [1]	$10.8	$5.0

	September 30, 2019	December 31, 2018
Debt, net of unamortized debt issuance costs - Partnership	$92.5	$94.1
Debt, net of unamortized debt issuance costs - Funds	$57.3	$57.3

Partnership Timber

Partnership Timber operating income during Q3 2019 was $1.4 million, compared to $5.6 million in Q3 2018. Adjusted EBITDDA3 for this segment during Q3 2019 was $2.1 million, versus $6.8 million in Q3 2018. Harvest volume in Q3 2019 was 40% lower than Q3 2018, as we pulled forward harvest volume to the first half of 2019 in anticipation of lower prices for the second half of the year. Moreover, average realized log prices decreased by 27% between the two periods. As with the previous several quarters, Q3 2019 prices were impacted by a reduction in export demand due to continued uncertainty around tariffs on exports to China, which resulted in an increased log supply available to domestic mills.

Funds Timber

Funds Timber operating loss during Q3 2019 was $1.3 million, compared to operating income of $2.1 million in Q3 2018. Adjusted EBITDDA for this segment during Q3 2019 was $2.0 million, versus $6.8 million in Q3 2018. Delivered log volume, which excludes timber deed sales, increased by 0.5 MMBF, or 3%, in Q3 2019 due to operations on two of Fund IV’s recently acquired properties. This was not enough, however, to offset the decrease in volume from timber deed sales of 2.7 MMBF. Moreover, average realized log prices were down 21% due to the aforementioned uncertainty around tariffs applied to logs exported to China and the related increase in log supply available to the domestic market. The Partnership’s share of Adjusted EBITDDA for Q3 2019 was $285,000, versus $756,000 during Q3 2018.

Timberland Investment Management (TIM)

Total revenue, on an internal reporting basis, which is eliminated in consolidation, amounted to $1.4 million during Q3 2019 versus $1.2 million in Q3 2018. The increase in revenue is attributable to management fees generated from recent acquisitions by Fund IV. After eliminations, TIM generated an operating loss of $1.2 million during Q3 2019, compared to an operating loss of $1.1 million in Q3 2018. The increase in operating loss is due primarily to increased costs associated with managing the additional properties acquired by Fund IV and placing its remaining committed capital. Adjusted EBITDDA during Q3 2019 was $153,000 versus $27,000 in Q3 2018.

Real Estate

Real Estate generated operating income of $2.3 million during Q3 2019, compared to an operating loss of $518,000 in Q3 2018. The results for Q3 2019 included the sale of 65 residential lots from our Harbor Hill project for $12.0 million. The Q3 2018 results included the sale of a parcel with a preliminary plat for 110 single-family residential lots in Bremerton for $1.4 million and the sales of two individual lots in separate parts of Kitsap County for a total of $600,000. Adjusted EBITDDA for the Real Estate segment was $2.5 million during Q3 2019, versus negative $366,000 in Q3 2018 as a result of the Harbor Hill sale this quarter.

General & Administrative (G&A)

G&A expenses were $3.2 million during Q3 2019 compared to $1.9 million in Q3 2018. The increase in G&A expenses is due to $1.7 million of legal and professional fees related to the recently announced discussions regarding transactions that, if consummated, might result in a merger or acquisition of the Partnership.

Partnership Capital Allocation and Liquidity

In September 2019, the Partnership paid a cash distribution to unitholders of $4.4 million. During Q3 2019, the Partnership paid down its line of credit by $6.4 million and repurchased 2,788 units at a weighted average price of $70.70 per unit, totaling $197,000.

These Q3 2019 capital outflows were financed primarily by CAD of $10.8 million (that is net of Real Estate development project expenditures of $324,000 and environmental remediation payments totaling $121,000).

Outlook

We expect 2019 harvest volume will range between 61-65 MMBF for the Partnership, and 81-85 MMBF for the Funds, including timber deed sales. The Partnership volume includes 4-8 MMBF of volume from timber located on real estate properties that is not factored into our long-term, sustainable harvest plan of 57 MMBF. On a look-through basis, total 2019 harvest volume, including timber deed sales, is expected to be 72-76 MMBF. We expect choppiness at best in log prices over the next several quarters with uncertainty related to U.S. - China trade tensions.

Prior to year end, we expect the Partnership to close on the sale of a parcel of undeveloped land in Jefferson County, an industrial lot in Kitsap County, and a potential conservation easement sale in Kitsap County. We also expect to continue incurring general and administrative expenses at an elevated level in connection with our recently announced ongoing discussions regarding a potential strategic transaction. We can offer no additional guidance as to the amount or timing of any such expenses in the future.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own and manage 120,000 acres of timberland and 1,800 acres of development property in Washington. In addition, Pope Resources co-invests in and consolidates three private equity timber funds that own 141,000 acres of timberland in Washington, Oregon, and California. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over

165 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives, and about management’s plans for future operations and strategies. These statements reflect management’s estimates and intentions based on current goals and expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among those forward-looking statements contained in this report are statements about management’s expectations for future log prices, harvest volumes and markets, and statements about our expectations for future sales in our Real Estate segment and our Fund operations. Readers, however, should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual operating results and financial condition to fall short of expectations, or that may cause us to deviate from our current plans, include our ability to accurately predict fluctuations in log markets domestically and internationally, and to adjust our harvest volumes in a timely and appropriate manner; political sensitivities and events, such as tariffs and trade disputes, and threats of same, as those events affect the reactions of foreign governments and international treaty organizations and similar bodies, and which in turn may affect the cost of competing products and demand for our products; our ability to anticipate and manage interest rate risk as it affects our borrowing costs; fluctuations in interest rates and other factors that affect the U.S. housing market and related demand for our products from that market; our ability to estimate the cost of ongoing and changing environmental remediation obligations, including our ability to anticipate and address the political and regulatory climate that impacts these obligations; increasing reliance on engineered, recycled, and other alternative products as a competitive factor for our products; housing market conditions that affect demand for both our forest products and our real estate offerings; our ability to manage our timber funds and their assets in a manner that our investors consider acceptable, and to raise additional capital or establish new funds on terms that are advantageous to the Partnership; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; our ability to consummate various pending and anticipated real estate transactions on the terms management expects; the effects of competition, particularly by larger and better-financed competitors; fluctuations in foreign currency exchange rates that affect both competition for sales of our products and our customers’ demand for them; conditions affecting credit markets as they affect the availability of capital and costs of borrowing for us, and the related impacts on purchasers of forest products and development properties; localized housing market conditions in the Puget Sound region of Washington State, which affect demand for our real estate offerings; our ability to manage our timber funds and their assets in a manner that our investors consider acceptable, and to raise additional capital or establish new funds on terms that are advantageous to the Partnership;the costs and potential management distraction associated with continuing activities of our activist investor; labor, equipment and transportation costs that affect our net income; our ability to anticipate and mitigate potential impacts of our operations on adjacent properties; and our ability to discover and to accurately estimate other liabilities associated with our assets. Other factors are set forth in that part of our Annual Report on Form 10-K entitled “Risk Factors,” and in our other filings with the Securities and Exchange Commission from time to time.

Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Contact

Daemon Repp
Vice President and Chief Financial Officer
(360) 697-6626
investors@orminc.com

___________________________________________________________________________________________

1 Management uses cash available for distribution (CAD) as a meaningful indicator of liquidity and, as such, has provided this information in addition to the generally accepted accounting principles (GAAP)-based presentation of cash provided by operating activities. Management considers CAD in evaluating capital allocation alternatives. CAD is calculated for the Partnership only and is a measure of cash generated by the Partnership that starts with GAAP-based consolidated cash provided by operating activities and subtracts cash provided by operating activities for the Funds and capital expenditures of the Partnership only, and adds distributions received by the Partnership from the Funds. CAD represents cash generated that is available to the Partnership for capital allocation alternatives, such as distributions to unitholders, repurchasing units, paying down debt, co-investing in the Funds, acquisition of timberland and real estate, and other discretionary and nondiscretionary activities. Our definition of CAD is limited in that it does not solely represent residual cash flows available for discretionary expenditures since the measure does not deduct required principal payments on the Partnership’s debt and other contractual obligations. We believe, therefore, it is important to view CAD as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Our definition of CAD may be different from similarly titled measures reported by other companies, including those in our industry. CAD is not necessarily indicative of the CAD that may be generated in future periods. CAD is a non-GAAP liquidity measure which is reconciled to the GAAP measure of cash provided by operating activities in the tables below.

2“Look-through” results present the Partnership on a stand-alone basis plus the Partnership’s minority share of each fund: 20% for Fund II, 5% for Fund III, and 15% for Fund IV.

3We define Adjusted EBITDDA as earnings before interest, taxes, depletion, depreciation, amortization, gain or loss on timberland sold, and environmental remediation expense. In addition, we reflect Adjusted EBITDDA on an internal reporting basis without eliminating inter-segment activity, which has no net impact on total Adjusted EBITDDA. Accordingly, fees earned from managing the funds are reflected in the Timberland Investment Management segment and this same amount is reflected as expense in the Funds Timber segment. We believe Adjusted EBITDDA captures the ongoing operations of each of our segments and is a useful supplemental metric to assess the segments’ financial performance. Our definition of Adjusted EBITDDA may be different from similarly titled measures reported by other companies, including those in our industry. Adjusted EBITDDA is not necessarily indicative of the Adjusted EBITDDA that may be generated in future periods. Adjusted EBITDDA is a non-GAAP performance measure which is reconciled to the GAAP measure of operating income in the tables below.

CONDENSED CONSOLIDATING STATEMENTS OF INCOME (LOSS) (in millions, except per unit amounts)

	Quarter Ended September 30, 2019				Quarter Ended September 30, 2018
	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated
Revenue	$20.0	$9.7	($1.7)	$27.9	$16.2	$13.3	($1.5)	$28.0
Cost of sales	(11.8)	(9.4)	—	(21.2)	(6.8)	(9.9)	—	(16.8)
Operating expenses	(7.5)	(3.0)	1.7	(8.8)	(6.1)	(2.4)	1.5	(7.1)
Operating income (loss)	0.7	(2.7)	—	(2.0)	3.3	0.9	—	4.2
Net interest expense	(0.9)	(0.6)	—	(1.4)	(0.7)	(0.6)	—	(1.3)
Income tax expense	(0.1)	(0.3)	—	(0.4)	—	(0.1)	—	(0.1)
Net income (loss)	(0.3)	(3.5)	—	(3.8)	2.5	0.2	—	2.7
Net (income) loss attributable to noncontrolling interests				3.3				(0.1)
Net income (loss) attributable to unitholders				($0.6)				$2.6

Basic and diluted weighted average units outstanding				4.317				4.316
Basic and diluted earnings per unit				($0.15)				$0.60

CONDENSED CONSOLIDATING BALANCE SHEETS (in millions)

	September 30, 2019				December 31, 2018
Assets:	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated
Cash	$1.0	$2.9	$—	$3.9	$1.8	$3.3	$—	$5.1
Restricted cash	0.9	—	—	0.9	0.9	—	—	0.9
Land and timber held for sale	0.4	—	—	0.4	5.7	—	—	5.7
Other current assets	3.5	4.4	(1.0)	6.9	4.6	4.9	(1.0)	8.6
Total current assets	5.8	7.3	(1.0)	12.1	13.1	8.3	(1.0)	20.4
Timber and roads	69.8	307.1	—	376.9	72.4	305.6	—	378.0
Timberland	19.7	57.4	—	77.1	19.7	54.5	—	74.3
Land held for development	20.2	—	—	20.2	20.9	—	—	20.9
Buildings and equipment, net	5.4	—	—	5.5	5.5	—	—	5.5
Investments in ORM Timber Funds	35.1	—	(35.1)	—	34.2	—	(34.2)	—
Other assets	8.9	—	(1.7)	7.2	9.1	2.0	(1.8)	9.3
Total assets	$165.0	$371.8	($37.8)	$498.9	$174.9	$370.4	($37.0)	$508.2

Liabilities and equity:
Current liabilities	$6.9	$4.0	($1.0)	$9.9	$6.5	$3.2	($1.0)	$8.8
Current portion of long-term debt	0.1	25.0	—	25.1	0.1	—	—	0.1
Current portion of environmental remediation	1.1	—	—	1.1	1.1	—	—	1.1
Total current liabilities	8.2	29.0	(1.0)	36.2	7.7	3.2	(1.0)	10.0
Long-term debt, net of current portion and unamortized debt issuance costs	92.3	32.3	—	124.7	93.9	57.3	—	151.2
Environmental remediation and other long-term liabilities	7.6	—	—	7.6	8.1	0.3	—	8.4
Total liabilities	108.2	61.3	(1.0)	168.5	109.8	60.9	(1.0)	169.6
Partners' capital	56.8	310.4	(317.8)	49.4	59.2	309.5	(311.3)	57.5
Noncontrolling interests	—	—	281.0	281.0	5.9	—	275.2	281.1
Total liabilities and equity	$165.0	$371.8	($37.8)	$498.9	$174.9	$370.4	($37.0)	$508.2

RECONCILIATION BETWEEN NET INCOME AND CASH FLOWS FROM OPERATIONS (in millions)

	Quarter ended September 30,
	2019	2018

Net income (loss)	($3.8)	$2.7
Add back (deduct):
Depletion	5.3	7.0
Equity-based compensation	0.2	0.2
Real estate project expenditures	(0.3)	(1.0)
Depreciation and amortization	0.2	0.2
Deferred taxes	0.1	—
Cost of land sold	8.2	1.3
Loss from unconsolidated real estate joint venture	0.1	—
Environmental remediation payments	(0.1)	(0.3)
Change in other operating accounts	2.4	1.4
Cash provided by operations	$12.3	$11.6

SEGMENT ADJUSTED EBITDDA (in millions)

	Partnership Timber	Funds Timber	TIM	Real Estate	G&A and Other	Consolidated
Q3 2019
Operating income (loss) - external	$1.4	($1.3)	($1.2)	$2.3	($3.2)	($2.0)
Intersegment activity	—	(1.3)	1.3	0.1	—	—
Operating income (loss) - internal	1.4	(2.7)	0.1	2.4	(3.3)	(2.0)
Depletion, depreciation, and amortization	0.7	4.7	—	0.1	—	5.5
Adjusted EBITDDA	2.1	2.0	0.2	2.5	(3.2)	3.5
Less Adjusted EBITDDA attributable to NCI	—	(1.7)	—	—	—	(1.7)
Look-through Adjusted EBITDDA	$2.1	$0.3	$0.2	$2.5	($3.2)	$1.8

Q3 2018
Operating income (loss) - external	$5.6	$2.1	($1.1)	($0.5)	($1.9)	$4.2
Intersegment activity	0.1	(1.2)	1.1	0.1	—	—
Operating income (loss) - internal	5.7	0.9	—	(0.4)	(2.0)	4.2
Depletion, depreciation, and amortization	1.1	5.9	—	0.1	—	7.1
Adjusted EBITDDA	6.8	6.8	—	(0.4)	(1.9)	11.3
Less Adjusted EBITDDA attributable to NCI	—	(6.0)	—	—	—	(6.0)
Look-through Adjusted EBITDDA	$6.8	$0.8	$—	($0.4)	($1.9)	$5.3

CASH AVAILABLE FOR DISTRIBUTION (CAD) (In millions)

	Quarter ended September 30,
	2019	2018

Cash provided by operations - consolidated	$12.3	$11.6
Less: Cash provided by operations - Funds	(1.7)	(7.0)
Less: Partnership capital expenditures (1)	(0.1)	(0.3)
Add: Partnership’s share of Fund distributions	0.3	0.7
Cash available for distribution (CAD)	$10.8	$5.0

(1)	Capital expenditures by the Partnership only and excluding timberland acquisitions.

The following two tables reflect the Partnership’s share of the Funds’ assets, liabilities, and operating results based on its 20%, 5%, and 15% ownership interest in Fund II, Fund III, and Fund IV, respectively. We present this as additional information to help readers understand the financial benefit we receive from investing in these private equity vehicles and the resulting economics of owning Pope Resources units. These results will fluctuate between periods based on the relative activity in each fund and the Partnership’s different ownership interest in each fund:

PARTNERSHIP’S SHARE OF TIMBER FUNDS - ASSETS AND LIABILITIES (In millions)

	September 30, 2019	December 31, 2018

Cash	$0.4	$0.7
Other current assets	0.6	0.6
Timber and roads	34.9	34.0
Timberland	6.9	6.4
Other assets	—	1.9

Current liabilities, excluding current portion of long-term debt	0.5	0.4
Total debt	7.1	7.1

PARTNERSHIP’S SHARE OF TIMBER FUNDS - REVENUE AND EXPENSES (In millions)

	Quarter ended September 30,
	2019	2018

Revenue	$1.3	$1.5
Cost of sales	(1.2)	(1.0)
Operating expenses	(0.3)	(0.3)
Interest expense, net	(0.1)	(0.1)

VOLUME DATA - LOOK-THROUGH BASIS

	Quarter ended September 30,
	2019	2018
Volumes by species (million board feet):
Douglas-fir domestic	5.8	10.0
Douglas-fir export	0.5	2.8
Whitewood domestic	1.6	0.9
Whitewood export	0.3	0.3
Pine	0.1	0.1
Cedar	0.3	0.3
Hardwood	0.9	0.5
Pulpwood - all species	2.0	2.0
Total log sale volume	11.5	16.9
Timber deed sale volume	—	0.4
Total volume	11.5	17.3

PRICE DATA - LOOK-THROUGH BASIS

	Quarter ended September 30,
	2019	2018
Average price realizations by species (per thousand board feet):
Douglas-fir domestic	$632	$794
Douglas-fir export	631	887
Whitewood domestic	540	663
Whitewood export	492	684
Pine	433	—
Cedar	970	1,148
Hardwood	594	743
Pulpwood - all species	297	371
Overall delivered log price	559	756
Timber deed sales	123	518